CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS [****], HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Exhibit 10.15

Supplementary Agreement to Control Agreements

This Supplementary Agreement to Control Agreements (this "Agreement") is entered into as of January 30, 2023, in Beijing, by and among the following parties:

Party A: Guangzhou (HX) Pony AI Technology Co., Ltd.

Address: Room 1301, 1 Mingzhu 1st Street, Hengli Town, Nansha District, Guangzhou (office only)

Legal Representative: MO Luyi

Party B:

(1)	TANG Fengheng, ID no.: [************]

(2)	LOU Tiancheng, ID no.: [************]

(3)	MO Luyi, ID no.: [************]

Party C: Guangzhou (ZX) Pony.AI Technology Co., Ltd.

Room 1201, 1 Mingzhu 1st Street, Hengli Town, Nansha District, Guangzhou (office only)

Legal Representative: MO Luyi

Party D: Hong Kong Pony AI Limited

Address: Suite 603 6/F, Laws Commercial Plaza, 788 Cheung Sha Wan Road, Kowloon, Hong Kong

In this Agreement, Party A, Party B, Party C and Party D are hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS:

1.	Party A, Party C and Party D entered into the Exclusive Business Cooperation Agreement dated June 1, 2020 (hereinafter referred to as the "Exclusive Business Cooperation Agreement");

2.	The Parties entered into the Exclusive Option Agreement dated September 14, 2020 (hereinafter referred to as the "Exclusive Option Agreement");

3.	The Parties entered into the Share Pledge Agreement dated September 14, 2020 (hereinafter referred to as the "Share Pledge Agreement");

4.	The Parties intend to amend the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement, and the Share Pledge Agreement.

NOW, THEREFORE, the Parties agree by consensus as follows:

1.	The Parties agree and acknowledge that the signatory "Hong Kong Pony AI Limited" as set out in the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Share Pledge Agreement is in fact Party D, and that Party D executed the Exclusive Business Cooperation Agreement on June 1, 2020 and the Exclusive Option Agreement and the Share Pledge Agreement on September 14, 2020.

2.	The Parties agree and acknowledge that Article 2.1 of the Exclusive Business Cooperation Agreement shall be changed in its entirety as follows: "The Parties agree that the Service Fee payable by Party B to Party A in respect of the Services provided by Party A shall be 100% of the total consolidated profits of Party B in any fiscal year, offsetting the accumulated losses (if any) of Party B and its subsidiaries (if any) in the preceding fiscal years, and after deduction of working capital, expenses, taxes and other statutory contributions required in any fiscal year, as well as reasonable operating profits determined in accordance with applicable PRC tax principles and tax practices (hereinafter referred to as the "Service Fee"). During the term hereof, Party A shall have the right to adjust such Service Fee at its sole discretion without Party B's consent. The Parties agree that the Service Fee hereunder shall be determined and paid in the manner set out in the separate written agreement among the Parties. At the time of payment, Party A shall invoice Party B for the corresponding technology service fee within seven (7) business days upon receipt of Party B's management statements and operating data and other documents that enable Party A to account for the amount of the Service Fee. Party B shall pay the amount stated in the invoice within seven (7) business days upon receipt of such invoice. All payments shall be made by remittance or other means acceptable to the Parties into the bank account designated by Party A. The Parties agree that Party A may change such payment instructions from time to time by serving a notice on Party B".

3.	The Parties agree and acknowledge that Article 1.4.3 of the Exclusive Option Agreement shall be changed in its entirety as follows: "The Parties shall execute all other necessary contracts, agreements or documents (including, but not limited to, amendments to the Articles of Association), obtain all necessary governmental licenses and permits (including, but not limited to, the Company's business license), and take all necessary actions to transfer, free and clear of any security interest, the effective ownership of the Purchased Equity to Party A and/or its Designee and cause Party A and/or its Designee to become the registered owners of the Purchased Equity. For the purposes of this Paragraph and this Agreement, 'Security Interests' include a guarantee, hypothecation, third party right or interest, any stock option, right of acquisition, right of first refusal, right of set-off, retention of title or other security arrangements, etc.; however, for the sake of clarity, this does not include any security interest arising under this Agreement and Party B's Share Pledge Agreement. Party B's Share Pledge Agreement under this Paragraph and this Agreement refers to the Share Pledge Agreement ( as amended from time to time, hereinafter referred to as the "Share Pledge Agreement") entered into by the Parties as of the date hereof, pursuant to which Party B pledges all of its equity interests in Party C to Party A to secure the performance of Party C's obligations under the Exclusive Business Cooperation Agreement dated June 1, 2020 (hereinafter referred to as the "Exclusive Business Cooperation Agreement") between Party C and Party A and Party D".

4.	The Parties agree and acknowledge that the Share Pledge Agreement is amended as follows:

4.1	Article 6.1.1 of the Share Pledge Agreement shall be changed in its entirety as follows: "Except for the performance of the Exclusive Option Agreement entered into by the Parties as of September 14, 2020, the Pledgor may not, without the prior written consent of the Pledgee, make or permit others to make any transfer of all or any part of the Equity Interests, create or permit to exist any security interest or other encumbrance over the Equity Interests that might affect the rights and interests of the Pledgee in the Equity Interests ".

4.2	Add a new Article 17.3 to Article 17 "Effectiveness" of the Share Pledge Agreement: "This Agreement shall constitute the entire agreement among the Parties hereto with respect to the subject matter hereof, except for any amendments, supplements or modifications made in writing following the execution hereof, and shall supersede all prior negotiations, representations and contracts, both oral and written, with respect to the subject matter hereof; for the avoidance of doubt, for the purposes hereof, the version of the Share Pledge Agreement submitted to the registration authority for the purpose of the share pledge shall remain in effect, but in the event of any inconsistency between such version and this Agreement, or in the event of any uncovered matter, this Agreement prevail".

5.	For the avoidance of doubt, if the changed terms involve definitions or abbreviations, such definitions or abbreviations shall be used under the corresponding agreement or contract, and the definitions or abbreviations referred to herein shall not apply to such changed terms.

6.	This Agreement is an amendment to the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Share Pledge Agreement, and anything not agreed herein shall be subject to the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Share Pledge Agreement, as applicable.

7.	This Agreement is written in Chinese and is made in six (6) copies, one for each Party, which shall be equally authentic.

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IN WITNESS WHEREOF, the Parties have executed or caused this Supplementary Agreement to the Control Agreements to be executed by their authorized representatives as of the date first above written.

Guangzhou (HX) Pony AI Technology Co., Ltd.

By:	/s/ MO Luyi

Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have executed or caused this Supplementary Agreement to the Control Agreements to be executed by their authorized representatives as of the date first above written.

Guangzhou (ZX) Pony.AI Technology Co., Ltd.

By:	/s/ MO Luyi

Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have executed or caused this Supplementary Agreement to the Control Agreements to be executed by their authorized representatives as of the date first above written.

TANG Fengheng

By:	/s/ TANG Fengheng

IN WITNESS WHEREOF, the Parties have executed or caused this Supplementary Agreement to the Control Agreements to be executed by their authorized representatives as of the date first above written.

LOU Tiancheng

By:	/s/ LOU Tiancheng

IN WITNESS WHEREOF, the Parties have executed or caused this Supplementary Agreement to the Control Agreements to be executed by their authorized representatives as of the date first above written.

MO Luyi

By:	/s/ MO Luyi

IN WITNESS WHEREOF, the Parties have executed or caused this Supplementary Agreement to the Control Agreements to be executed by their authorized representatives as of the date first above written.

Hong Kong Pony AI Limited

By:	/s/ PENG Jun

Title:	Legal Representative